Exhibit 99.1

PondelWilkinson Inc. 1880 Century Park East, Suite 350 Los Angeles, CA 90067

Investor Relations Strategic Public Relations	T (310) 279 5980 F (310) 279 5988 W www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200
NEWS
RELEASE	Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE REPORTS 2013 SECOND QUARTER FINANCIAL RESULTS

— Second Quarter Net Sales Rise 6.5% to $630.9 million —

Corona, CA — August 8, 2013 — Monster Beverage Corporation (NASDAQ:MNST) today reported financial results for the second quarter ended June 30, 2013.

Gross sales for the 2013 second quarter increased 6.6 percent to $723.9 million from $678.9 million in the same period last year.  Net sales for the three-months ended June 30, 2013 increased 6.5 percent to $630.9 million from $592.6 million in the same quarter a year ago.

Gross profit, as a percentage of net sales, for the 2013 second quarter was 53.3 percent, compared with 51.8 percent for the 2012 second quarter.  Operating expenses for the 2013 second quarter increased to $156.8 million from $137.2 million in the same quarter last year.

Distribution costs as a percentage of net sales were 4.5 percent for the 2013 second quarter, compared with 4.1 percent in the same quarter last year.

Selling expenses as a percentage of net sales were 11.6 percent for both the 2013 and 2012 second quarters.

General and administrative expenses as a percentage of net sales for the 2013 second quarter were 8.8 percent, compared with 7.5 percent for the corresponding quarter last year.  Stock-based compensation (a non-cash item) was $7.4 million in the second quarter of 2013, compared with $7.1 million for the same period in 2012.

Operating income for the 2013 second quarter increased 5.7 percent to $179.4 million from $169.8 million in the 2012 comparable quarter.

The effective tax rate for the 2013 second quarter was 39.3 percent, compared with 35.3 percent in the same quarter last year.

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Net income for the 2013 second quarter decreased 2.7 percent to $106.9 million from $109.8 million in the same quarter last year.  Net income per diluted share increased 4.6 percent to $0.62, from $0.59 per diluted share in the 2012 comparable quarter.

Net sales for the Company’s DSD segment for the 2013 second quarter increased 5.8 percent to $601.0 million from $568.0 million for the same period in 2012.

Gross sales to customers outside the United States rose to $160.4 million in the 2013 second quarter from $153.4 million in the corresponding quarter in 2012.

Factors Impacting Profitability

The results for the second quarter were impacted by foreign currency transaction losses, legal and other costs related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks.

During the second quarter of 2013, the Company incurred increased professional service costs of $5.0 million, net of insurance reimbursements, of which $4.2 million related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks.

During the second quarters of 2013 and 2012, the Company incurred foreign currency transaction losses of $3.6 million and $0.5 million, respectively, which are included in other (expense) income. The increase in foreign currency transaction losses during the second quarter of 2013 was primarily related to the Company’s operations in Australia, Japan and South Africa.

As a result of distributor transitions, the Company incurred termination obligations amounting to $2.0 million and $0.6 million during the quarters ended June 30, 2013 and 2012, respectively, relating to the termination of certain of its prior distributors.  Such termination costs have been expensed in full and are included in operating expenses for the quarters ended June 30, 2013 and 2012, respectively.

Sales of the Monster Energy® brand internationally, including in Japan, continue to meet expectations.  However, net sales to our Japanese distributor in the 2013 second quarter were significantly lower than net sales in the comparable quarter last year, largely due to the launch of the Monster Energy® brand in Japan in the second quarter of 2012.

Rodney C. Sacks, Chairman and Chief Executive Officer, said: “We are pleased to report another quarter of solid sales growth, in both our domestic and international markets, but note that there were certain exceptional costs that affected profitability during the quarter. Despite the single digit category growth rates we are seeing in our major markets, the Monster Energy® brand continues to grow in excess of such category growth.  Monster Energy® Zero Ultra, launched in the third quarter of 2012, has become one of our best-selling products.  Following on this success, we launched Monster Energy® Ultra Blue in March 2013.

“We are continuing with our plans to market the Monster Energy® brand in new international markets.  We reiterate that our energy drinks are safe, based on both our and the industry’s long track record and the scientific evidence supporting the safety of our ingredients. More than 50 billion cans of energy drinks have been sold and safely consumed worldwide over the past 25 years, including more than 9 billion Monster Energy® brand energy drinks over the past 11 years, of which over 8 billion have been sold in the United States,” Sacks added.

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For the first six months of 2013, gross sales rose to $1.28 billion from $1.20 billion for the comparable period a year earlier.  Net sales for the first six months of 2013 increased to $1.12 billion from $1.05 billion in the same period in 2012.

Gross profit as a percentage of net sales was 52.8 percent for the first six months of 2013, compared with 52.3 percent for the same period in 2012.

Operating expenses for the six-months ended June 30, 2013, increased to $301.6 million from $252.1 million in the same period last year.  Operating income declined to $286.7 million, from $296.1 million in the first six months of 2012.

Net income for the first six months of 2013 was $170.4 million, or $0.98 per diluted share, compared with $185.9 million, or $1.00 per diluted share, for the same period last year.

The results for the first six months were impacted by foreign currency transaction losses of $8.3 million; legal and other costs related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks of $7.2 million; and termination costs related to certain of our prior distributors of $10.3 million.

Investor Conference Call

The Company will host an investor conference call today, August 8, 2013, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.monsterbevcorp.com in the “Events & Presentations” section.  For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a marketer and distributor of energy drinks and alternative beverages. The Company markets and distributes Monster Energy® brand energy drinks, Monster Energy Extra Strength Nitrous Technology® brand energy drinks, Java Monster® brand non-carbonated coffee + energy drinks, X-Presso Monster® brand non-carbonated espresso energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster™ Energy Shakes, Übermonster® energy drinks, Worx Energy® shots, and Peace Tea® iced teas, as well as Hansen’s® natural sodas, apple juice and juice blends, multi-vitamin juices, Junior Juice® beverages, Blue Sky® beverages, Hubert’s® Lemonades, Vidration® vitamin enhanced waters, and PRE® Probiotic drinks.  For more information, visit www.monsterbevcorp.com.

Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

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Caution Concerning Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability.  Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein.  Such risks and uncertainties include, but are not limited to, the following: unanticipated litigation concerning the Company’s products; the current uncertainty and volatility in the national and global economy; changes in consumer preferences; changes in demand due to both domestic and international economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; actual performance of the parties under the new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; changes in governmental regulation; the imposition of new and/or increased excise and/or sales or other taxes on our products; criticism of energy drinks and/or the energy drink market generally; the impact of proposals to limit or restrict the sale of energy drinks to minors and/or persons below a specified age and/or restrict the venues and/or the size of containers in which energy drinks can be sold; political, legislative or other governmental actions or events, including the outcome of any state attorney general and/or government or quasi-government agency inquiries, in one or more regions in which we operate.  For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE- AND SIX-MONTHS ENDED JUNE 30, 2013 AND 2012

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2013	2012	2013	2012
Gross sales, net of discounts & returns*	$723,887	$678,852	$1,278,838	$1,196,165
Less: Promotional and other allowances**	92,953	86,212	163,680	148,920

Net sales	630,934	592,640	1,115,158	1,047,245
Cost of sales	294,672	285,632	526,857	499,068

Gross profit	336,262	307,008	588,301	548,177
Gross profit margin as a percentage of net sales	53.3%	51.8%	52.8%	52.3%

Operating expenses	156,835	137,235	301,569	252,118
Operating expenses as a percentage of net sales	24.9%	23.2%	27.0%	24.1%

Operating income	179,427	169,773	286,732	296,059
Operating income as a percentage of net sales	28.4%	28.6%	25.7%	28.3%

Other (expense) income:
Interest and other (expense) income, net	(3,468)	(27)	(7,940)	(77)
Gain (loss) on investments and put options, net	66	(33)	2,637	363
Total other (expense) income	(3,402)	(60)	(5,303)	286

Income before provision for income taxes	176,025	169,713	281,429	296,345

Provision for income taxes	69,152	59,918	111,060	110,450

Net income	$106,873	$109,795	$170,369	$185,895
Net income as a percentage of net sales	16.9%	18.5%	15.3%	17.8%

Net income per common share:
Basic	$0.64	$0.62	$1.03	$1.06
Diluted	$0.62	$0.59	$0.98	$1.00

Weighted average number of shares of common stock and common stock equivalents:
Basic	166,447	176,186	165,988	175,509
Diluted	173,350	186,284	172,992	185,833

Case sales (in thousands) (in 192-ounce case equivalents)	61,615	57,525	109,364	101,921
Average net sales per case	$10.24	$10.30	$10.20	$10.28

*Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under GAAP and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

** Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) discounts granted off list prices to support price promotions to end-consumers by retailers; (ii) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (iii) the Company’s agreed share of fees given to distributors and/or directly to retailers for advertising, in-store marketing and promotional activities; (iv) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (v) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; (vi) discounted or free products; and (vii) contractual fees given to the Company’s distributors related to sales made by the Company direct to certain customers that fall within the distributors’ sales territories. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

(In Thousands, Except Par Value) (Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$283,839	$222,514
Short-term investments	148,197	97,042
Accounts receivable, net	342,221	236,044
Distributor receivables	5,976	666
Inventories	233,549	203,106
Prepaid expenses and other current assets	25,353	24,983
Prepaid income taxes	37,709	33,709
Deferred income taxes	16,978	17,004
Total current assets	1,093,822	835,068

INVESTMENTS	11,953	21,393
PROPERTY AND EQUIPMENT, net	83,529	69,137
DEFERRED INCOME TAXES	61,406	59,503
INTANGIBLES, net	59,725	54,648
OTHER ASSETS	7,407	3,576
Total Assets	$1,317,842	$1,043,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$144,365	$127,330
Accrued liabilities	57,781	38,916
Accrued promotional allowances	111,584	91,208
Deferred revenue	14,211	12,695
Accrued compensation	8,675	12,926
Income taxes payable	9,558	5,470
Total current liabilities	346,174	288,545

DEFERRED REVENUE	115,647	110,383

STOCKHOLDERS’ EQUITY:
Common stock - $0.005 par value; 240,000 shares authorized; 205,605 shares issued and 167,365 outstanding as of June 30, 2013; 203,759 shares issued and 165,776 outstanding as of December 31, 2012	1,028	1,019
Additional paid-in capital	347,653	287,953
Retained earnings	1,679,033	1,508,664
Accumulated other comprehensive (loss) income	(2,984)	2,074
Common stock in treasury, at cost; 38,240 and 37,983 shares as of June 30, 2013 and December 31, 2012, respectively	(1,168,709)	(1,155,313)
Total stockholders’ equity	856,021	644,397
Total Liabilities and Stockholders’ Equity	$1,317,842	$1,043,325